EXHIBIT 10.3

AMENDMENT NO. 1 TO CREDIT AGREEMENT

          This Amendment No. 1 to Credit Agreement (this "Amendment")is dated as of January 21, 2004, by and among THE DAVEY TREE EXPERT COMPANY, an Ohio corporation ("Borrower"), the banking institutions listed on Schedule 1 to the Credit Agreement, as hereinafter defined (the "Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent").

          WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement, dated as of November 8, 2002, as the same may from time to time be amended, restated or otherwise modified, which provides, among other things, for revolving loans, letters of credit and other financial accommodations, all upon certain terms and conditions stated therein (the "Credit Agreement");

          WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

          WHEREAS, each capitalized term used herein shall be defined in accordance with the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, Borrower, Agent and the Banks hereby agree as follows:

          1.           Amendment to Definitions.  Article I of the Credit Agreement is hereby amended to delete the definition of "Letter of Credit Commitment" therefrom and to insert in place thereof the following:

                       "Letter of Credit Commitment" shall mean the commitment of Agent, on behalf of the
                        Banks, to issue Letters of Credit in an aggregate outstanding face amount of up to Forty
                        Million Dollars ($40,000,000), during the Commitment Period, on the terms and conditions set forth in Section 2.1B hereof.

          2.           Amendment to Financial Covenants. Section 5.7(c) of the Credit Agreement is hereby amended and restated as follows:

                               (c)           BALANCE SHEET LEVERAGE RATIO. Borrower shall not suffer or permit at any time the Balance Sheet Leverage Ratio to exceed 0.55 to 1.00.

          3.           Concurrently with the execution of this Amendment, Borrower shall:

           (a)           cause Guarantor of Payment to consent and agree to and acknowledge the terms of this Amendment;

           (b)           pay to Agent, for the pro rata benefit of the Banks, an amendment fee in the amount of $30,000; and

           (c)           pay all legal fees and expenses of Agent in connection with this Amendment.

          4.           Borrower hereby represents and warrants to Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Amendment, (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower,  (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof, (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing, and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

          5.           Borrower, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

          6.           Each reference that is made in the Credit Agreement or any Related Writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing, as defined in the Credit Agreement.

          7.           This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          8.           The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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          9.           JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE, OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

THE DAVEY TREE EXPERT COMPANY By: /s/ David E. Adante
David E. Adante, Executive Vice President, Chief Financial Officer and Secretary

and /s/ Bradley L. Comport
Bradley L. Comport, Treasurer

KEYBANK NATIONAL ASSOCIATION, as Agent and as Bank By: /s/ Donald B. Hayes, Jr.
Donald B. Hayes, Jr., Senior Vice President

NATIONAL CITY BANK By: /s/ Jennifer C. Simpson
Jennifer C. Simpson, AVP

FIRST MERIT BANK, N.A. By: /s/ Kathryn B. Nielsen
Kathryn B. Nielsen, Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Andrew T. Cavallari
Andrew T. Cavallari, Vice President

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

          The undersigned consents and agrees to and acknowledges the terms of the foregoing Amendment No. 1 to Credit Agreement. The undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment of Debt executed by the undersigned shall remain in full force and effect and be unaffected hereby.

          The undersigned hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

          JURY TRIAL WAIVER. THE UNDERSIGNED, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE UNDERSIGNED, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

DAVEY TREE SURGERY COMPANY By: /s/ David E. Adante
David E. Adante, Executive Vice President and Chief Financial Officer